EXHIBIT 10.12
Award Summary –Non-Employee Director Equity Grant

[First Name] [Last Name]

Restricted Stock Units	Date of Agreement and Award:	[Date]

	Number of Restricted Stock Units:	[Number] RSUs

	Vesting Date:	Earlier of (a) one year from Date of Award (or, if applicable, pro-rated for any appointment as a Director other than at each annual meeting of shareholders) or (b) date of following year’s annual meeting of shareholders or (c) date of death (and to vest pro-rata, on a monthly basis, if a Director terminates service on the Board of Directors prior to the anniversary vesting date)